                                                                   EXHIBIT 10.a.
                                                                   -------------


                             AMENDMENT TERMINATING
                THE AMENDED AND RESTATED BANKAMERICA CORPORATION
                    RETIREMENT PLAN FOR NONOFFICER DIRECTORS
                    ----------------------------------------


At the March 4, 1996 Board of Directors meeting of BankAmerica Corporation ("BAC") the board resolved certain matters relating to the Amended and Restated BankAmerica Corporation Retirement Plan for Nonofficer Directors, as originally adopted effective August 7, 1989 (the "Plan"). The board resolved that the Plan, is hereby terminated prospectively as of March 31, 1996 and amended as of such date as follows:

     1. The second paragraph of Section 1 is amended by the addition of the following sentence:

          "The Plan shall be terminated prospectively as of March 31, 1996."

     2.  Section 2(a) is amended to read as follows:

          "'Annual Retainer' means (i) for Eligible Directors whose Retirement occurred prior to August 1, 1994, the current annual retainer paid to Board members for service on the Board as adjusted from time to time;
          (ii) for Eligible Directors whose Retirement occurs between August 1, 1994 and March 31, 1996, the annual retainer paid to Board members for service on the Board as in effect at the time of the eligible Director's Retirement and (iii) for Eligible Directors whose Retirement occurs on or after April 1, 1996, the annual retainer payable to Board members as of March 31, 1996. In no case shall the definition include any additional amount paid for service on a Board committee or as Board committee chairman or any amount specifically paid for attendance at Board or at Board committee Meetings."

     3.  Section 2(c) is amended by the addition of the following sentence:

                                       1
Document #4127673.06

          "However, a member of the Board of Directors on March 31, 1996 shall not be an Eligible Director unless such director (i) had completed 10 or more years of service on the Board on March 31, 1996 and (ii) elected to retain benefits under the Plan and not have the present value of the director's retirement benefits credited to the BankAmerica Corporation Amended and Restated Deferred Compensation Plan for Directors."

                                       2
Document #4127673.06